Exhibit 10.34
TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (the "Agreement") is made as of October 11, 2002, by and between THE BOC GROUP, INC., a Delaware corporation ("BOC"), and NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership ("NEA").

WHEREAS, NEA owns, a carbon dioxide processing plant facility located at Bellingham, Massachusetts (the "Facility");
WHEREAS, FPL Energy Operating Services Inc. ("FPLEOSI") operates and maintains the Facility;

WHEREAS, BOC and NEA have entered into that certain Operating Lease Agreement dated October 10, 2002 (the "Operating Lease Agreement") pursuant to which BOC has agreed to lease, operate and maintain the Facility; and

WHEREAS, Pursuant to the Operating Lease Agreement, the parties have agreed to provide each other with certain Services (as defined below) during the time periods as set forth herein.

NOW THEREFORE, in consideration of the above premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BOC and NEA hereby agree as follows:

1. Transition Services. BOC and NEA will provide each other with various types of Services (hereinafter referred to individually as a "Service" and collectively as "Services") as set forth in Exhibit A, which is attached hereto and incorporated by reference, during the time period for each such Service as set forth in Exhibit A. Such Exhibit A may be amended from time to time by written agreement between the parties. The Services will be provided in accordance with the following: (i) each party will use, or cause to be used, the same level of care in rendering the Services as it uses in rendering similar Services for itself and (ii) each party will render the Services in compliance with all applicable laws.

2. Personnel. In providing the Services and subject to Section 1, each party as it deems necessary or appropriate in its reasonable discretion, may (i) use its personnel and that of its affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of such party or are reasonably necessary for efficient performance of any of such Services.

3. Term of Agreement. This Agreement shall become effective on October 11, 2002 (the "Effective Date"), and shall remain in full force and effect until the termination of this Agreement.
4. Termination of Agreement.

4.1 Following January 1, 2003, this Agreement or any or all Services as set forth in Exhibit A may be terminated by either party, for any reason, with thirty (30) days prior written notice to the other party.

4.2 This Agreement or any or all Services as set forth in Exhibit A may be terminated by either party (the "non-defaulting party") if any of the following events occur by or with respect to the other party (the "defaulting party"): (i) the defaulting party commits a material breach of any of its obligations hereunder and fails to cure such breach within thirty (30) days of receipt of written notice from the non-defaulting party; or (ii) any insolvency of the defaulting party, any filing of a petition in bankruptcy by or against the defaulting party, any appointment of a receiver for the defaulting party, or any assignment for the benefit of the defaulting party's creditors; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

4.3 Termination under this Section 4 or otherwise shall have no effect on the respective obligations to make any payment required to be made pursuant to the terms of this Agreement or any other obligation hereunder that survives the termination of this Agreement. Neither party shall have any liability to the other party for terminating the Agreement pursuant to this Section 4.

4.4 BOC and NEA specifically agree and acknowledge that all obligations to provide each Service hereunder shall immediately cease upon the expiration of the time period for such Service, and any obligations to provide all of the Services for which either party is responsible hereunder shall immediately cease upon the termination of this Agreement. Upon the cessation of a party's obligation to provide any Service, the other party shall immediately cease using, directly or indirectly, such Service.

5. Invoicing and Payments.

5.1 As consideration for the Services, BOC shall reimburse NEA for any documented out of pocket expenses and out of pocket wages for FPLEOSI employees' time at their current rates of pay plus a benefit adder of 35% directly incurred by NEA, the sum of which shall be multiplied by 1.1, in providing a particular Service or Services as set forth in Exhibit A; provided that (i) within fifteen (15) days after the end of each month, NEA will submit one itemized invoice to BOC for all Services NEA provided to BOC during such month and (ii) any reimbursement contemplated hereunder shall be pro rata based on the actual number of hours during the month for which NEA provided the Services to BOC.

5.2 Payment of all invoices in respect of a Service shall be made without any offset or deduction of any nature whatsoever and within thirty (30) days of the invoice date.

5.3 Any payments owing to NEA pursuant to this Agreement that are not paid when due (other than as a result of a delay directly caused by NEA or its affiliates) shall bear interest at the rate of Prime Rate plus one and one-half (1 1/2) percent per month, but in no event to exceed the highest lawful rate of interest, calculated from the date such amount was due until the date payment is received by NEA. Prime Rate will be the rate published in the "Money Rates" section of the Wall Street Journal for the applicable period.

6. Certain Employee Matters

6.1 BOC shall determine, in its sole discretion, prior to November 30, 2002 (the "Offer Date"), which employees of FPLEOSI listed on Schedule II it shall make offers of employment to (so long as such employees are employeed by FPLEOSI on the Offer Date) and shall notify NEA of such names as well as the anticipated terms and conditions of such offers. FPLEOSI shall provide reasonable assistance to BOC in developing and communicating such offers. Subject to Sections 6.2 through 6.5 below, such offers of employment shall provide for (i) an employment commencement date with BOC of January 1, 2003; (ii) salaries equivalent to their current wages and (iii) benefits commensurate with similarly classified BOC employees as outlined in Exhibit B. BOC shall give each employee who accepts its offer credit for such employee's years of service with FPLEOSI for vesting eligibility and benefit levels purposes but not for purposes of benefit accruals under BOC's Pension Plan and Savings Investment Plan or any other tax-qualified plan sponsored by BOC. In addition, such years of service with FPLEOSI shall not be credited by BOC under its retiree medical plan.

6.2 NEA agrees that FPLEOSI will be solely responsible for reaching any employment decisions, including the payment of any severance thereof, if applicable, regarding (i) those FPLEOSI employees not offered employment by BOC, or (ii) those employees who are offered but do not accept employment with BOC, and BOC does not and shall not assume or be responsible for any obligations or liabilities arising out of any employment relationship between FPLEOSI and any employee or former employee of FPLEOSI. BOC shall provide NEA and/or FPLEOSI prompt written notice of any offer that is not accepted by a FPLEOSI employee. BOC shall reimburse NEA for any severance payments made to an employee offered employment with BOC not in compliance with Section 6.1 of this Agreement.

6.3 BOC agrees that for any acquired employees whose employment is terminated for reasons other than cause, disability, death or voluntary resignation within the twelve (12) month period following such employee's employment date with BOC, BOC will pay the affected employee's severance payments in a lump sum payment in accordance with Section 6.5 below.

6.4 During the three year period commencing from the Offer Date, if BOC should offer any person listed on Schedule I or II, without FPLEOSI's prior consent, such consent not to be unreasonably withheld or denied , an offer of employment who (i) did not receive an offer of employment by BOC by the Offer Date or (ii) was offered employment with BOC by the Offer Date and refused such offer of employment, and such person accepts BOC's offer of employment, then BOC shall pay to NEA a lump sum payment of fifty percent (50%) of the severance benefits that such person received or would have received from NEA under Section 6.5 of this Agreement upon BOC's hiring of such employee and fifty percent (50%) of the severance benefits that such employee received or would have received from NEA under Section 6.5 of this Agreement on such employee's one year anniversary with BOC.

6.5 Employees listed on Schedule II who do not receive an offer of employment in compliance with Section 6.1 shall receive payment, following the receipt of a signed separation agreement, equal to the greater of (A) three weeks of pay for each year of the employee's service with FPLEOSI and its affiliates, or (B) ten weeks of pay, up to a maximum of 52 weeks. Employees accepting a BOC offer of employment not in compliance with Section 6.1 will not be entitled to receive a severance benefit.

7. Limitation of Liability.

7.1 Neither party shall be liable to the other for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorney fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide Services for which it is responsible hereunder unless caused by or arising out of such party's negligent or willful acts or omissions. In no event shall either party be liable to the other for any consequential, incidental, special or indirect damages arising hereunder.

7.2 Notwithstanding anything to the contrary contained herein, in the event NEA commits an error with respect to or incorrectly performs or fails to perform any Service, at BOC's request, NEA shall use reasonable efforts and good faith to correct such error, re-perform or perform such Service at no additional cost to BOC.

8. Parties' Relationship.

8.1 Independent. The parties are independent entities with each having sole authority and control of the manner of, and is responsible for, its performance of this Agreement. This Agreement does not create or evidence a partnership or joint venture between the parties. Neither party has the right or authority to enter into any contract, warranty, guaranty or other undertaking in the name or for the account of the other party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other party, or to bind the other party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other party in any manner whatsoever (except as otherwise provided by this Agreement or as to any other actions taken by either party at the express written request and direction of the other party).

8.2 Employees. Except as otherwise described herein, for the purposes of this Agreement each party is solely responsible for its own employees or agents, including the actions or omissions and the payment of compensation, taxes and benefits of those employees and agents. FPLEOSI and NEA shall be solely responsible for managing and directing all FPLEOSI employees providing Services at the Facility commencing on the Effective Date. FPLEOSI and NEA shall ensure that all FPLEOSI employees fully cooperate with BOC in providing the Services set forth herein.

8.3 Access. To the extent reasonably required for BOC's personnel to perform their job functions, NEA shall provide BOC's personnel with reasonable access to its equipment, office facilities and any other areas and equipment under the terms of this Agreement. In addition, NEA's employees shall have reasonable access to those employees of BOC who perform any of the Services.

9. Confidentiality.

9.1 In addition to similar obligations as set forth in other agreements by and between the parties, each of the parties shall hold in confidence any and all information of the other party which is deemed confidential, including, but not limited to, financial, business or trade information, services, designs, technology, processes, technical data, engineering, techniques, methodologies and concepts and any other proprietary information ("Confidential Information") and shall only use such Confidential Information solely for the purposes of performing its obligations under this Agreement. Each party may disclose the Confidential Information of the other only to those of its employees having a need to know such Confidential Information and shall take all reasonable precautions to ensure that its employees comply with the provisions of this Section 9.

9.2 Notwithstanding any other provision in this Agreement, Confidential Information shall not include information which: (i) was lawfully disclosed to a third party free of any obligation to keep it confidential; (ii) is or becomes publicly available, by other than unauthorized disclosure; (iii) has been received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by the receiving party; (iv) is independently developed by the receiving party without regard to the Confidential Information of the other party; or (v) is required to be disclosed by law or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall furnish prompt written notice of such required disclosure and reasonably cooperate with the disclosing party, at the disclosing party's cost and expense, in any effort made by the disclosing party to seek a protective order or limit disclosure of its Confidential Information.

10. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, provided that such consent shall not be unreasonably withheld or delayed; except (i) BOC may assign this Agreement to Praxair, Inc. on ten days written notice; (ii) NEA may assign this Agreement to its lenders subject to attornment; and (iii) either party may, upon prior written notice to the other party, assign this Agreement or any of its rights hereunder to any of such parties' affiliates, or to any entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock or limited partnership interests, assets or business of such party, if such entity agrees in writing to assume and be bound by all of the obligations of such party under this Agreement.

11. No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties any legal or equitable rights under this Agreement.

12. Waivers. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by an authorized representative of the party claiming to have waived or consented. No consent by either party to, or waiver of, a breach by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach.

13. Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder; (a) shall be in writing; (b) shall be sent by messenger, certified or registered U.S. mail, telecopier or facsimile transmission to the appropriate address(es) or number(s) set forth below; and (c) shall be deemed to have been given upon such delivery.

BOC:

The BOC Group, Inc.
575 Mountain Avenue
Murray Hill, New Jersey 07974
Telecopy: (908) 771-1468
Attention: Vice President - Product Management

With a copy to: Law Department
Telecopy: (908) 771-4803
Attention: General Counsel

NEA:	Northeast Energy Associates, A Limited Partnership c/o FPL Energy LLC 700 Universe Blvd. P.O. Box 14000 Juno Beach, FL 33408 Attention: Business Manager Fax: (561) 691-7309

14. Force Majeure. No delay or failure of a party to perform any of its obligations, other than payment obligations, under this Agreement due to causes beyond its reasonable control shall constitute a breach of this Agreement or render that party liable for that delay or failure. Causes beyond a party's reasonable control include, but are not limited to: (i) events or circumstances that the party, even though using all reasonable efforts, is unable to prevent or overcome; or (ii) labor disputes, strikes, or other similar disturbances, acts of God, utilities or communications failures, acts of the public enemy, riots, insurrections, sabotage or vandalism.

15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

16. Governing Law. This Agreement shall governed by the laws of the Commonwealth of Massachusetts without regard to conflict of law principles. All disputes arising between the parties concerning the construction or enforcement of this Agreement that the parties are unable to settle between themselves shall be submitted to a trial by judge. The parties hereby waive any rights to trial by jury. The parties consent to jurisdiction and venue in the state and federal courts in Boston, Massachusetts and agree that such courts will have exclusive jurisdiction and venue over any dispute arising out of this Agreement.

17. Title and Section Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

18. Entire Agreement; Construction. This Agreement and the attached Schedule set forth the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior and contemporaneous written and oral agreements between the parties. No variation, modification or amendment to this Agreement shall be effective unless with the express written consent and agreement of an authorized representative of BOC and NEA.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and of equal force and effect.

20. Performance by FPLEOSI. NEA represents and warrants that it has the authority to direct and shall cause FPLEOSI to perform any and all of its obligations under this Agreement as if FPLEOSI were a signatory hereto.

IN WITNESS WHEREOF, this Transition Services Agreement has been executed effective as of the date first above written.
THE BOC GROUP, INC.		NORTHEAST ENERGY ASSOCIATES, A Limited Partnership By Northeast Energy, LP Its General Partner By ESI Northeast Energy GP, Inc. Its Administrative General Partner
By:	R S GRANT	By:	RONALD SCHEIRER

Name:	R. S. Grant	Name:	Ronald Scheirer

Title:	Vice President	Title:	Vice President

EXHIBIT A
TRANSITION SERVICES

Service	Description	Start Date	End Date
Emergency and Security Plans	BOC to prepare emergency response plans and security plan for the Facility	10/11/02	1/1/03
Equipment Lists and Spare Parts	BOC & NEA to validate existing Equipment List and Spare Parts as depicted in the Operating Lease Agreeement	10/11/02	1/1/03
Permits	BOC to review any permits that will be issued in BOC's name; BOC to acquire RCRA permit	10/11/02	1/1/03
Training BOC Operations Team	NEA to make training available to BOC regarding the CO2 plant operations which are equivilent to the training NEA provides FPLEOSI personnel	10/11/02	1/1/03
CO2 Documentation	NEA to move all documentation relating to the operation and maintenance of the Facility back to the Facility.	10/11/02	1/1/03
NEA Employees	NEA to provide BOC with services of the NEA Employees listed on Schedule I.	1/1/03	1/1/03
Supplies	BOC to provide all necessary supplies, catalyst and chemicals to operate the Facility.	1/1/03	6/1/03
Office Equipment

Facilitate transfer, assumption of any leases or assignment of office equipment. NEA to identify all office equipment and disposition of same. Office equipment owned by NEA that is retained will be added to Equipment List.

		10/11/02	1/1/03
Time Sheets	NEA to provide BOC with detail indicating the amount of time NEA employees provided Services on behalf of BOC.	10/11/02	6/1/03

EXHIBIT B
BOC Benefit Summary

2002 SUMMARY OF MAJOR SALARIED EMPLOYEE BENEFITS All benefits are effective on the first of the month coincident with or following employment unless otherwise noted in Benefit Highlights below.

PLAN	YOUR MONTHLY COST		BENEFIT HIGHLIGHTS

MEDICAL - Select one: MedNet (Managed Care Network) (not available in some geographic locations)	Employee only Employee + 1 dependent Employee + 2 or more dependents	$12.50 $34.25 $59.25

MedNet pays 100% of expenses, after copayment, if Primary Care Physician and in-network services are used. Copayments are: $10 per office visit; $25 per emergency room visit; $100 per hospital stay. If network providers are not used, plan pays 70% after $300 individual deductible.

Comprehensive	Employee only Employee + 1 dependent Employee + 2 or more dependents	$20.00 $54.75 $95.00

Comprehensive pays 85% of reasonable and customary medical expenses subject to pay-related individual deductible ($150 to $300). Plan contains a pay-related individual out-of-pocket maximum, excluding the deductible ($1,000 to $1,600), and then pays 100% of reasonable and customary expenses. Plan requires pre-admission hospital certification.

Basic	Employee only Employee + 1 dependent Employee + 2 or more dependents	$0.00 $6.00 $12.00

Basic pays 70% of reasonable and customary expenses subject to a deductible of $500 per individual. Plan contains a $4,000 family annual out-of-pocket maximum (excluding the deductible) and then pays 100% of reasonable and customary expenses. Requires pre-admission hospital certification.

Prescription Drugs (included with MedNet, Comprehensive and Basic Plans)

Retail Pharmacy Program: $50.00 per person deductible. Plan pays 80% of the prescription drug cost for generic or brand-name drugs after deductible is met. Drug supply up to 30 days.

Mail Order Program: No deductible. $5 for generic drugs. $15 for brand-name drugs. Drug supply up to 90 days.

HMO (where available)	Varies by HMO		Varies by HMO
NO COVERAGE	$60.00 Cash Back per Month
DENTAL (Optional)	Employee only Employee + 1 dependent Employee + 2 dependents	$5.25 $12.25 $24.00

Dental pays 100% of diagnostic and preventive, 50% of orthodontic (lifetime max. $1,250), and 80% of other covered expenses. Maximum calendar year benefit is $1,250 per individual. Expenses covered at 80% are subject to a $25 calendar year individual deductible.

LIFE AND ACCIDENTAL DEATH & DISMEMBERMENT INSURANCE	Basic Coverage - No Costs Optional additional coverage from $.115 to $6.015 per $1000 depending on age. Optional reduced coverage - Cash back based on age & pay.

Life Insurance - Approximately 1 1/2 times annual salary. Accidental Death & Dismemberment - approximately 1 1/2 times annual salary.

Additional Life and Accidental Death & Dismemberment - up to a total of 4 times annual salary (including the 1 1/2 times pay basic coverage).

Reduced Life and AD&D - $10,000

NOTE: All medical plans contain a Pre-existing Condition provision. If an employee or covered dependent has been treated for or diagnosed with an illness or injury within 6 months prior to employment with BOC, that condition will not be covered for one year from the employee's most recent date of hire with BOC. However, if the employee or covered dependent can certify that he/she had medical coverage prior to joining BOC, the pre-existing condition limitation time period may be reduced or waived.

PLAN	YOUR MONTHLY COST		BENEFIT HIGHLIGHTS

DEPENDENT LIFE INSURANCE (OPTIONAL)	Option 1 Option 2	$1.90 $3.80	Spouse - $10,000; each child $2,000 Spouse - $20,000; each child $4,000 If single parent, child's benefit doubles.
BUSINESS TRAVEL ACCIDENT INSURANCE	None. BOC pays entire cost.		Five times annual salary. Maximum benefit is $1,000,000.
SALARY CONTINUATION	None. BOC pays entire cost.		Years of Service less than 1 year 1 year but less than 3 years 3 years or more	100% of Pay 2 weeks 13 weeks 26 weeks	70% of Pay 24 weeks 13 weeks N/A
LONG TERM DISABILITY (OPTIONAL)	$0.55/$100 of monthly salary		60% of regular earnings offset by Social Security and other benefits. Benefit starts after 26 weeks of disability.
HEALTH CARE SPENDING ACCOUNT (OPTIONAL)	$8.33 to $200.00 (pre-tax)

Account provides reimbursement with pre-tax dollars for expenses covered but not paid by medical or dental insurance, plus any non-covered medical expenses considered "deductible" by the IRS. BOC matches first $100 per year in participant's account.

DEPENDENT CARE SPENDING ACCOUNT (OPTIONAL)	$8.33 to $416.66 (pre-tax)

Account provides reimbursement with pre-tax dollars for day care expenses of children under 13 or a disabled spouse or disabled dependent residing with employee. Care must enable employee or spouse to work or attend school full time.

SAVINGS INVESTMENT PLAN (OPTIONAL)	Basic: Additional:	1 to 6% of pay 1 to 10% of pay

Immediate eligibility. New employees automatically enrolled at a 4% before-tax deduction, which is invested in the Interest Income Fund, unless the employee elects to change. Employee contributions can be made on a before-tax and/or after-tax basis. You can invest in 14 investment options plus a brokerage account. Effective July 1, 2001, all account balances are 100% vested. Loans and limited in-service withdrawals are available.

Note, in place of a matching contribution, you will be credited with a 3% CASH Company Contribution in the CASH Balance Retirement Plan (see below).

Note: Highly Compensated Employees may be subject to contribution limits of IRS.
CASH BALANCE RETIREMENT PLAN	None. BOC pays entire cost.

Individual account balances credited with 5% of covered earnings up to the Social Security wage base and 6% of covered earnings above the wage base. After 10 years of service, the credits increase to 6% and 8%, respectively. In addition, you will be credited with a 3% CASH Company Contribution. Account balances are credited with interest (6.25% in 2002). Effective July 1, 2001, all account balances are immediately 100% vested. Employees hired after July 1, 2001 will become eligible for CASH on the first of the month following the first anniversary of hire date. At that time, the employee will receive a credit based on their first year's earnings.

This summary is meant to provide a brief overview of the BOC benefit program. Full details of these programs are available from the Benefits Call Center. If there is any discrepancy between this summary and a plan document, the plan document shall prevail.

Effective January, 2002

BOC GASES

2002 SUMMARY OF MAJOR EMPLOYEE BENEFITS - NON-BARGAINING HOURLY

All benefits are effective on the first of the month coincident with or following employment unless otherwise noted in Benefit Highlights below.

PLAN	YOUR MONTHLY COST		BENEFIT HIGHLIGHTS

MEDICAL - Select one: MedNet (Managed Care Network) (not available in some geographic locations)	Employee only Employee + 1 dependent Employee + 2 or more dep.	$12.50 $34.25 $59.25

MedNet pays 100% of expenses, after copayment, if Primary Care Physician and in-network services are used. Copayments are: $10 per office visit; $25 per emergency room visit; $100 per hospital stay. If network providers are not used, plan pays 70% after $300 individual deductible.

Comprehensive	Employee only Employee + 1 dependent Employee + 2 or more dep.	$20.00 $54.75 $95.00

Comprehensive pays 85% of reasonable and customary medical expenses subject to pay-related individual deductible ($150 to $300). Plan contains a pay-related individual out-of-pocket maximum, excluding the deductible ($1,000 to $1,600), and then pays 100% of reasonable and customary expenses. Plan requires pre-admission hospital certification.

Basic	Employee only Employee + 1 dependent Employee + 2 or more dep.	$0.00 $6.00 $12.00

Basic pays 70% of reasonable and customary expenses subject to a deductible of $500 per individual. Plan contains a $4,000 family annual out-of-pocket maximum (excluding the deductible) and then pays 100% of reasonable and customary expenses. Requires pre-admission hospital certification.

Prescription Drugs (included with MedNet, Comprehensive and Basic Plans)

Retail Pharmacy Program: $50.00 per person deductible. Plan pays 80% of the prescription drug cost for generic or brand-name drugs after deductible is met. Drug supply up to 30 days.

Mail Order Program: No deductible. $5 for generic drugs. $15 for brand-name drugs. Drug supply up to 90 days.

HMO (where available)	Varies by HMO		Varies by HMO
NO COVERAGE	$60.00 Cash Back per Month
DENTAL (Optional)	Employee only Employee + 1 dependent Employee + 2 dependents	$5.25 $12.25 $24.00

Dental pays 100% of diagnostic and preventive, 50% of orthodontic (lifetime max. $1,250), and 80% of other covered expenses. Maximum calendar year benefit is $1,250 per individual. Expenses covered at 80% are subject to a $25 calendar year individual deductible.

LIFE AND ACCIDENTAL DEATH & DISMEMBERMENT INSURANCE	Basic Coverage - No Costs Optional additional coverage from $.115 to $6.015 per $1000 depending on age. Optional reduced coverage - Cash back based on age & pay.

Life Insurance - Approximately 1 1/2 times annual salary. Accidental Death & Dismemberment - approximately 1 1/2 times annual salary.

Additional Life and Accidental Death & Dismemberment - up to a total of 4 times annual salary (including the 1 1/2 times pay basic coverage).

Reduced Life and AD&D - $10,000

NOTE: All medical plans contain a Pre-existing Condition provision. If an employee or covered dependent has been treated for or diagnosed with an illness or injury within 6 months prior to employment with BOC, that condition will not be covered for one year from the employee's most recent date of hire with BOC. However, if the employee or covered dependent can certify that he/she had medical coverage prior to joining BOC, the pre-existing condition limitation time period may be reduced or waived.

PLAN	YOUR MONTHLY COST		BENEFIT HIGHLIGHTS

DEPENDENT LIFE INSURANCE (OPTIONAL)	Option 1 Option 2	$1.90 $3.80	Spouse - $10,000; each child $2,000 Spouse - $20,000; each child $4,000 If single parent, child's benefit doubles.
BUSINESS TRAVEL ACCIDENT INSURANCE	None. BOC pays entire cost.		Five times annual salary. Maximum benefit is $1,000,000.
SHORT TERM DISABILITY	None. BOC pays entire cost.

70% of 40 hour weekly base earnings for up to 26 weeks. Maximum benefit is $400 per week effective March 1, 1996. Benefit begins on the 8th calendar day of non-work related illness or injury. However, if hospitalized as an inpatient before the 8th day, benefits will begin on the first day of hospitalization. Benefits will never be less than required by State Disability Benefit Law.

LONG TERM DISABILITY (OPTIONAL)	$0.55/$100 of monthly salary		60% of regular earnings offset by Social Security and other benefits. Benefit starts after 26 weeks of disability.
HEALTH CARE SPENDING ACCOUNT (OPTIONAL)	$8.33 to $200.00 (pre-tax)

Account provides reimbursement with pre-tax dollars for expenses covered but not paid by medical or dental insurance, plus any non-covered medical expenses considered "deductible" by the IRS. BOC matches first $100 per year in participant's account.

DEPENDENT CARE SPENDING ACCOUNT (OPTIONAL)	$8.33 to $416.66 (pre-tax)

Account provides reimbursement with pre-tax dollars for day care expenses of children under 13 or a disabled spouse or disabled dependent residing with employee. Care must enable employee or spouse to work or attend school full time.

SAVINGS INVESTMENT PLAN (OPTIONAL)	Basic: Additional:	1 to 6% of pay 1 to 10% of pay

Immediate eligibility. New employees automatically enrolled at a 4% before-tax deduction, which is invested in the Interest Income Fund, unless the employee elects to change. Employee contributions can be made on a before-tax and/or after-tax basis. You can invest in 14 investment options plus a brokerage account. Effective July 1, 2001, all account balances are 100% vested. Loans and limited in-service withdrawals are available.

Note, in place of a matching contribution, you will be credited with a 3% CASH Company Contribution in the CASH Balance Retirement Plan (see below).

Note: Highly Compensated Employees may be subject to contribution limits of IRS.
CASH BALANCE RETIREMENT PLAN	None. BOC pays entire cost.

Individual account balances credited with 5% of covered earnings up to the Social Security wage base and 6% of covered earnings above the wage base. After 10 years of service, the credits increase to 6% and 8%, respectively. In addition, you will be credited with a 3% CASH Company Contribution. Account balances are credited with interest (6.25% in 2002). Interest rate effective 1/1/02 to be announced. Effective July 1, 2001, all account balances are immediately 100% vested. Employees hired after July 1, 2001 will become eligible for CASH on the first of the month following the first anniversary of hire date. At that time, the employee will receive a credit based on their first year's earnings.

This summary is meant to provide a brief overview of the BOC benefit program. Full details of these programs are available from the Benefits Call Center. If there is any discrepancy between this summary and a plan document, the plan document shall prevail.

Effective January, 2002

TRANSITION SERVICES AGREEMENT
SCHEDULE I
Nate Hanson Scot Chambers Dave Harris Brian O'Rourke John Christensen	Elaine Kamyck Veronica O'Donnell Mike Cook Diane Prescott Doug Butler Ed Henry Rick Nolen Dean Thibeault Leo Rowe Dick Longpre Patrick Kane Mike Conlon Dave Rounseville Paul Ruggieri	John Cialdea Jim Mancini Sean Munnelly Bill Parks Bob Shuckerow Bob Walcott Ed Lyons Pete Weaver

TRANSITION SERVICES AGREEMENT
SCHEDULE II
Elaine Kamyck Mike Cook Diane Prescott Mike Conlon Paul Ruggieri John Cialdea Jim Mancini Leo Rowe